Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-51401

     As filed with the Securities and Exchange Commission on August 14, 1998


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SUPPLEMENT TO
                       PROSPECTUS FILED ON APRIL 30, 1998
                  AS PART OF REGISTRATION STATEMENT ON FORM S-3
                       DECLARED EFFECTIVE ON MAY 13, 1998
                             -----------------------

                                3,813,388 Shares
                                  Common Stock

                          MUSICLAND STORES CORPORATION
             (Exact name of Registrant as specified in its charter)


     The Undersigned Registrant hereby files this Prospectus Supplement for the sole purpose of amending certain of the names of the Warrant Holders listed as Potential Selling Shareholders on Page 11 of the Prospectus to read as follows:


                    Name of                      Number Of Shares      Number Of Shares      Number Of Shares
         Potential Selling Shareholder         Owned Upon Exercise     Included in this        Owned if All
                                                      of All             Registration       Included Shares Are
                                                     Warrants                                      Sold

Morgan Guaranty Trust Company of New York            273,313               273,313                  0
JMG Convertible Investments LP                       259,837               259,837                  0
Triton Capital Investments, Ltd.                     259,242               259,242                  0
The Long Term Credit Bank of Japan, Ltd              154,877               154,877                  0
Hour, L.L.C.                                         148,313               148,313                  0
Donaldson, Lufkin, Jenrette Securities  Corp.        120,220               120,220                  0
NationsBank, N.A.                                    109,325               109,325                  0
NationsBanc Montgomery Securities LLC                318,864               318,864                  0
First Trust Corporation TTEEFBO Lawrence             100,000               100,000                  0
      J. Rawson IRA, SSN  ###-##-####
Credit Lyonnais New York Branch                       78,089                78,089                  0



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Prospectus Supplement to be signed on its behalf by the undersigned thereunto duly authorized in Minnetonka, Minnesota, as of the 14th day of August, 1998.

                                           MUSICLAND STORES CORPORATION


                                           BY:  /s/ Linda Alsid Ruehle
                                                    Linda Alsid Ruehle
                                                    Assistant General Counsel
                                                    and Assistant Secretary
                                                    Attorney-in-fact